Exhibit 99.2

Form 4 Joint Filer Information:


Name:                                       Andrew M. Boas

Address:                                    c/o Carl Marks Management Company,
                                              L.P.
                                            900 Third Avenue, 33rd Floor
                                            New York, NY 10022-4775

Designated Filer:                           Carl Marks Management Company, L.P.

Issuer & Ticker Symbol:                     James River Coal Company; JRCC

Date of Event Requiring Statement:          May 24, 2005

Signature:                                  /s/ Andrew M. Boas
                                            ------------------
                                            Andrew M. Boas

Date:                                       June 21, 2005

Form 4 Joint Filer Information:

Name:                                       Robert C. Ruocco

Address:
                                            c/o Carl Marks Management Company,
                                              L.P.
                                            900 Third Avenue, 33rd Floor
                                            New York, NY 10022-4775

Designated Filer:                           Carl Marks Management Company, L.P.

Issuer & Ticker Symbol:                     James River Coal Company; JRCC

Date of Event Requiring Statement:          May 24, 2005

Signature:                                  /s/ Robert C. Ruocco
                                            -----------------------
                                            Robert C. Ruocco

Date                                        June 21, 2005